1. July 30, 2012 Strategic Initiative and Second Quarter Earnings Pre- Announcement Exhibit 99.2

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-
looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements.
Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may,"
"will," "plan," "expect," "project," "intend," "estimate,” "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower's filings with the SEC, including among others Tower's Annual Report on Form 10-K for the year ended December 31, 2011 for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Notes on Non-GAAP Financial Measures
(1)  Operating income (loss) excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings (loss) per share is operating income (loss) divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income (loss)
divided by average common stockholders' equity. Second quarter realized gains and losses, net of tax, are expected to be about $900,000 and second quarter acquisition-related transaction costs, net of tax, are expected to be about $700,000,  and the net loss per share to Tower shareholders is expected to be the same as the operating loss per share.
(2)  Total premiums include gross premiums written through our insurance subsidiaries and produced as managing general agent on behalf of other insurance companies.

Announcement Summary
Merger with Canopius Holdings Bermuda, Limited. (“CHBL”) will enable Tower to create a global specialty insurance company with greater diversification and profitability
• Access to U.S. Bermuda and Lloyd’s markets supported by an efficient international holding company structure
• Enables Tower to increase its ROE target to 13% to 15% within 18 months of merger
As a part of its strategic review, Tower conducted a comprehensive review of its reserves in the second quarter
• $42M 2Q after-tax reserve strengthening is a culmination of multi-year actions that began in the 4Q 2009 to mitigate prolonged soft market conditions
• Reserve charge should allow Tower’s prospective financial results to fully reflect current accident year profitability going forward
• Tower’s on-going business continues to be profitable with a positive earnings outlook:
» 2012 guidance - $1.45  to $1.55
» 2013 guidance - $ 2.85 to $3.05 (excluding merger impact)

As previously announced on  April 25, 2012, Tower, as part of its agreement to invest in Canopius Group, Ltd. (“Canopius”), acquired an option to merge into a subsidiary of CHBL
»
Canopius is a privately-owned international insurance and reinsurance group underwriting a diversified portfolio of business from its operations at Lloyd’s and around the world
»
Tower’s investment represents 10.7% interest in Canopius
After a strategic review initiated in the second quarter, Tower has decided to exercise this option and has entered into a merger agreement with CHBL
•
For each share of Tower common stock, shareholders will receive $1.25 in cash and a certain of number CHBL common shares equal to the quotient obtained by dividing (X) the price per share of Tower common stock (reduced by the $1.25 per share) at the market close on the date of the pricing of the Canopius Secondary
Offering by (Y) the adjusted CHBL price per share
•
Upon completion of merger, CHBL’s name will be changed and its stock will be listed on NASDAQ as an international holding company
•
Under applicable accounting principles, Tower will be regarded as the acquiring entity
Exercise of Canopius Option

Strategic Rationale
Creates an efficient global, diversified specialty insurance company that supports our expansion plans
• Efficient international holding company structure
• Diversified product platform comprised of U.S and international business with access to U.S. Bermuda and Lloyd’s markets
Improved profitability and financial strength
• By regaining Bermuda platform, Tower will be able to increase its ROE target range to 13% to 15% within 18 months of the merger
• Stockholders’ equity will increase through the merger to support growth resulting from the new business platform
» We project the transaction will be accretive to earnings per share
Bermuda platform provides competitive advantage to support growth opportunities in U.S. and international markets
• Provides efficient source of capital to support Tower’s expansion in the U.S.
• Supports international expansion plans, especially business sourced from Lloyd’s and Bermuda

Combined Business Plan, Post-Merger
Merger with CHBL will enable Tower to create a global specialty insurance company with access to U.S., Bermuda and Lloyd’s
markets:
• U.S.
» Continue to focus on building commercial, specialty and personal lines businesses with continuing reinsurance support from Bermuda based reinsurance affiliate
• Bermuda
» Assumed Reinsurance business will be underwritten from the Bermuda office utilizing the staff acquired from the merger with CHBL supplemented by other
Bermuda personnel
» Other businesses (ex. risk sharing business previously underwritten by
CastlePoint) will be created using Bermuda platform
• London
» Continue to participate in Lloyd’s business through ownership in and expanded reinsurance relationship with Canopius and continue to support other Lloyd’s syndicates

Closing Conditions and Process
Completion of Merger is subject to various customary and other closing conditions, including:
•
Canopius’ acquisition of Omega
•
Successful completion of the secondary offering of CHBL shares at terms and conditions acceptable to Tower
•
Approval by the SEC, Tower’s stockholders and various regulators of the operating subsidiaries
•
Tower maintains the ability to terminate the merger agreement at any time prior to the effective time of the merger
Sale of CHBL shares and Merger
•
As part of the merger transaction, new investors will purchase the stock of CHBL from
Canopius prior to the merger
•
Tower will seek stockholder approval of the merger concurrent with the stock sale
•
The target investors will be institutional investors or private equity firms, who would look to the prospective value of the combined group following the merger to make their investment decision

Reserve Strengthening - Transitioning to Improving Market
Conditions and Focus on Strategic Initiatives
As part of our strategic review, a comprehensive review of the loss reserves in the second quarter led to $42 million after-tax charge
• Reserve strengthening primarily from terminated business
•
Represents 4% of the outstanding reserves,
» The year end 2011 central estimates developed by outside actuaries exceeded carried reserves: the June 2012 carried reserves now exceed the year end 2011 central estimates developed by the outside actuaries.
• Historical loss ratio continues to remain favorable after reserve strengthening
» 64.7% loss ratio from 2008 to 2011 (includes 2.4 points of storm losses)
Reserve charge in 2Q 2012 culminates the multi-year effort that began in 4Q
2009 to mitigate soft market conditions
• Impact of soft market conditions (2007 to mid 2011)
» Re-assessment concluded adverse impact of new business pricing was larger  and emergence was longer than anticipated
» Poor underwriting results from terminated program business
» Increased claims trends (e.g. Increased WC medical costs)
• Series of actions were taken since 4Q 2009 to mitigate the soft market conditions
• Reserve charge enables Tower to transition to improving market environment with profitable on-going business and focus on long-term strategic initiatives

Positive Underwriting and Reserves Outlook
Corrective Underwriting Actions
• Multi-year corrective underwriting action plan to terminate unprofitable business that began in
4Q 2009 was completed in 2Q 2012
• Executed corrective underwriting actions to terminate underpriced business projected to reduce accident year loss ratio by  1 to 2 points in 2012
• Reduction in claims expenses is projected to reduce accident year loss ratio by 1 point in
2012 as compared to 2011
• As a part of its organic growth initiative, Tower has shifted its business mix toward property, assumed reinsurance and higher margin specialty business
• Property has outperformed Casualty by approximately 15 loss ratio points during 2008-2011
Improving Market Conditions
• After several years of commercial lines pricing deterioration, Tower has begun to see an improved pricing environment on new business beginning in 3Q 2011
More Conservative Loss Ratio Selection
• 2012 loss ratio reflects emerging loss trends from prior accident year and the benefits from improving pricing, corrective underwriting and shift in business mix
Business Mix 2010 2011 YTD 2012
Property 37.8% 40.6% 44.7%
Casualty 62.2% 59.4% 55.3%
Improved Business Mix

Components of Reserve Development
Programs accounted for 82% of the total commercial adverse development
• Two thirds of program development is from terminated programs
Workers Compensation and Commercial Auto Liability accounted for 98% of the total commercial adverse development
Other
Commercial
18%
Terminated
Programs
58%
Ongoing
Programs
24%
Workers Comp
62%
Commercial
Auto Liability
36%
Other
Commercial
2%

Second Quarter Estimated Earnings and Guidance
As a result of the $42 million after-tax charge and after-tax storm losses of $3.3 million, Tower expects its second quarter operating result to be a loss in a range of $0.39 to $0.42 per share
Full year 2012 per share operating earnings are expected to be
$1.45 to $1.55 per share, which reflects the impact of the reserve strengthening. Second half earnings are projected to be $1.32 to
$1.42 per share
Based on the planned business mix, Tower expects its operating results in 2013 to produce operating earnings of $2.85 to $3.05 per share, and an operating ROE of between 11% and 12%
This guidance does not contemplate the consummation of the
Canopius merger.  The merger is expected to be accretive to per share earnings by about 5% in the first year of consolidated activity

Additional Information and Where to Find It
In connection with this proposed transaction, Tower and Canopius Bermuda will file a joint proxy statement/prospectus with the
SEC. Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the proxy statement/prospectus and all relevant documents filed by Tower with the SEC free of charge at the SEC’s website www.sec.gov or, with respect to documents filed by Tower, from Tower directly at 120 Broadway (31st Floor), New York, NY 10271, (212) 655-
2000; email: info@twrgrp.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation
The directors, executive officers and other members of management and employees of Tower may be deemed participants in the solicitation of proxies from its stockholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Tower’s stockholders under the rules of the SEC is set forth in public filings filed by Tower with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information concerning Tower’s participants in the solicitations contained in Tower’s Proxy Statement on Schedule 14A, filed with the SEC on March 16, 2012.